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                                                                   EXHIBIT 23.4

                      INDEPENDENT AUDITORS' CONSENT

The Board of Directors

IMH Commercial Holdings, Inc.:

  We consent to the use of our report dated April 16, 1997, except for the second sentence in the first paragraph of Note 1 to the financial statements, as to which the date is June 30, 1997, included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.

                                          KPMG PEAT MARWICK LLP

Orange County, California

June 30, 1997